EXHIBIT 10.18

FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE
DATED MAY 10, 2010 - RAYMOND BONANNO AND JOAN BONANNO

SPICY PICKLE FRANCHISING, INC.
FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE
MAY 10, 2010

This First Amendment (“Amendment”) to that Convertible Promissory Note dated September 30, 2009 (“Convertible Note”) is entered into by and between Spicy Pickle Franchising, Inc. (“Company”) and Raymond BonAnno (“Holder”), the parties to the Convertible Note.   It is the express intention of the parties that should there be any conflict between the terms of this Amendment and the terms of the Convertible Note that the terms of this Amendment should be controlling.  Any capitalized terms not defined herein shall have the same meaning as ascribed to them in the Convertible Note.

RECITALS

(A)	The Convertible Note has a current maturity date of January 31, 2012 (or upon the occurrence of an Event of Default).

(B)
The Parties would like to extend that maturity date to May 1, 2013 (or upon the occurrence of an Event of Default) in exchange for the granting of a security interest as described hereunder securing the loan.

NOW THEREFORE, inconsideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Holder agree to amend the Convertible Note as follows:

1.	Amendment. Part (i) in the second sentence in the opening paragraph of the Convertible Note shall be changed to “May 1, 2013 (the “Maturity Date”)” such that the entire sentence shall now read:

“Unless otherwise converted into shares of common stock of the Company (par value $0.001) (the “Common Stock”), all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) May 1, 2013 (the “Maturity Date“), or (ii) when such amounts are made automatically due and payable upon or after the occurrence of an Event of Default (as defined below).”

2.
Subordination.  The Holder acknowledges by acceptance hereof that the Company has previously entered into three secured promissory notes along with three corresponding security agreements issued to ALT, LLC; ALT II, LLC; and ALT III, LLC (the “ALT Companies”), all on March 1, 2008, in conjunction with the Company’s purchase of assets from the ALT Companies via an asset purchase agreement of the same date.  The indebtedness and security interest herein may be subordinate to the security interest held by the ALT Companies.

3.
Security interest. Subject to section 2 above, as security for the Convertible Note, the Company hereby grants Holder a security interest in all assets of the Company, including, without limitation, all goods, money, inventories, equipment, accounts, chattel paper and general intangibles, together with the products and proceeds thereof (the “Collateral“).  In the event of any default in the payment of the Convertible Note, the Holder or its agent shall have and may exercise any and all remedies of a secured party under the Colorado Uniform Commercial Code, and any other remedies available at law or equity, with respect to the Collateral. The Company and Holder acknowledge and agree that this Note is one of three promissory notes, including the convertible promissory note held by Presley Reed dated September 30, 2009, as amended, and the convertible promissory note held by Presley and Stacey Reed dated June 1, 2010,  with an aggregate principal amount, including all three notes, of up to Two Million Eight Hundred Seventeen Thousand Two Hundred Forty-one and 68/100’s Dollars ($2,817,241.68), which are being or have been issued by the Company to raise capital pending improvement in the Company’s cash flow or the completion of a larger, overall financing (the “Bridge Notes“). Notwithstanding the foregoing and the provisions the Colorado Uniform Commercial Code, Holder and the Company agree that the security interest in the Collateral granted by the Company pursuant to this Note shall rank on a parity with the security interest in the Collateral granted by the Company pursuant to all Bridge Notes, including this Note.

In witness whereof, the Company and Holder have executed this amendment on this 10th day of May 2010.

COMPANY:
Spicy Pickle Franchising, Inc

By:  /s/ Mark Laramie
Name: Mark Laramie
Title: CEO

AGREED TO AND ACCEPTED:
Holder

  /s/ Raymond BonAnno
Name: Raymond BonAnno, an individual

  /s/ Joan L. BonAnno
Name: Joan L. BonAnno

Add Joan L. BonAnno to the Promissory Note

Accepted by

By:  /s/ Mark Laramie
Name: Mark Laramie
Title: CEO